                                                                     Exhibit 99.2
                   Edgewater Technology, Inc.'s 2006 Roadshow

The following text is the supporting materials for Edgewater's Investor
Relations presentation that is available at www.edgewater.com / Investor
Relations.

Slide 1: Company Intro Slide

Slide 2: Safe Harbor Language

Please take a moment to review the Safe Harbor Language on the Slide above.

Slide 3: Who We Are

Bullet One
Edgewater is a niche provider of premium IT services. We focus on the middle market which is defined as companies with $1 billion of revenue or less. This definition also includes divisions of the Global 2000. Our project size is generally in the $3 million range and under.
In terms of the competitive landscape, Edgewater fills the gap between the large
IT companies and the small regional boutiques. Compared to the large firms,
Edgewater provides a price to talent advantage as well as personalized focus and attention. Compared to the small shops, Edgewater provides the qualities and safety of a large firm. Small firms cannot afford the scale and unique mix of services such as the vertical practices, BI/CPM/BAM, hosting, and program management that we provide. In terms of safety, Edgewater offers the transparency of a well-capitalized public company.

Bullet Two
Edgewater was founded in 1992. Two of the three founders are here - Dave Clancey and myself. We self-financed 7 years of growth until we were purchased in 1999 by StaffMark, a company that went public in 1996. At the time we were acquired,
StaffMark had over $1 billion in annual revenue, in a range of service businesses, including commercial staffing, IT staffing, solutions, and professional staffing services (such as finance, accounting and clinical trial support services). During 2000 and 2001, StaffMark sold their divisions, other than Edgewater, repaid bank debt, completed a $130 million premium self-tender offer for part of its float and deployed approximately $50 million to focus on
Edgewater premium niche IT services business. The reigns were handed over to
Kevin Rhodes, our CFO, and I in early January of 2002.

Slide 4 - Key Differentiators

Bullet One
In terms of differentiators, the history of Edgewater demonstrates our ability to manage through the good times as well as the bad times. You may recall that
2001 to 2003 represented one of the worst IT spending environments in recent history. As a result of our disciplined approach, we effectively managed our business and billable resources through this cycle without burning through our cash. We felt it was important to earmark the cash to support our future growth and not to sustain operations.

Bullet Two
Early on, we decided to bring our services to market by vertical. Verticals include Financial Services, Retail, Life Sciences, and Insurance. We believe that the blending of business to technology provides a unique offering. In fact, in recognition of blending, we describe ourselves as a technical management consulting firm.

Bullet Three
We are not aware of any other public IT firm that is focusing on the middle market.

Bullet Four
We believe that our unique mix of services is a major differentiator. Let's dive in a little deeper into the mix.

Slide 5 - Strategic Premium Components

Examples of our premium mix of services are illustrated on this slide. Starting from the bottom, we have a High Touch layer. I mentioned earlier that we provide personalized focus and attention. That focus starts here, with our Program
Managers, Project Managers and Enterprise Architects. Our target client is a `C'
level executive who typically needs business strategy combined with technical strategy. In the middle market, it is not unusual to see executives reaching out for a strategic advisor to help them.

Let's use an analogy of building a custom house. This layer of services acts as the Chief Architect and General Contractor to the client. As such, we help our clients refine their business and technology strategies. Some solutions simply require an "off the shelf" product while others require a more custom solution.
The advisory relationship with the client helps Edgewater develop "channel influence" in terms of the building of a solution and other engagements within a classic pyramid of IT services.

Let's talk about High Concept. This service blends knowledge of specific verticals with business intelligence techniques providing the client with unique data points about their business. Through the use of key performance indicators, suggestions for modifying operational work flow emerge, not to mention the opportunity to benchmark the company against competitors. Back to our house analogy, if you had a smart home reporting on the real time conditions of the home like heat, cooling, access, etc., efficiencies can be gained by making adjustments based upon those data points.

Lastly, high value. We believe that many businesses overlook an important asset that has high value - namely the tracking, mining, and exploitation of data.

These are some examples of premium service components.

Slide 6 - Edgewater's Strategy

So how do these examples fit into the classic pyramid? As illustrated here,
Edgewater's strategy is to continue driving up the classic pyramid of services rather than drifting down the pyramid to lower cost commodity programming.

Driving up the pyramid provides higher rates and offers opportunities for channel influence. Offshore is attempting to race up the pyramid for the same reasons we are. Since high touch (onsite) and subject matter business expertise are requirements of delivering some of these premium services, the march up the pyramid is a little more challenging for offshore.

Historically, Edgewater provided Build Services - to the tune of 85% of our revenue stream. For the last 18 months, Edgewater has been steadily adding to our premium services in terms of organic investments and one strategic acquisition. As a result of this drive, our premium services capabilities
(strategy, design) now represent approximately 45% of our business.

On an interesting side note, Edgewater is picking up more strategic builds as a result of `C-level' relationship building at the Strategy stage, as well as channel influence.

Edgewater has been using a two pronged strategy for growth - organic investments and strategic acquisitions.

Slide 7 - Organic Strategy

Bullet One
Recent organic investments include retooling the sales and marketing engine, developing a Life Science vertical and launching a Data Services practice.

Bullet Two
These investments have contributed to our recent revenue growth. In 2004, when we changed our strategy to climb up the pyramid of services, we saw a build-up of potential opportunities. Customers did not immediately sign pending contracts and our revenue reached a low point in Q3 '04. It was during Q4 '04 that customers began to sign on these new engagements. If you look at the most recent
Q3 '05 financial results compared to Q3 "04, we achieved 54% organic services revenue growth. The lion share of that growth came from strategy and design engagements.

Bullet Three
We intend to enhance our Program Management Offering, launch a new horizontal practice and continue to aggressively market our Infrastructure services business. Infrastructure services provide more of an annuity based revenue stream as we are offering to manage applications in production at our New
Hampshire hosting facility.

Slide 8 - Acquisition Strategy

Bullet One
In October 2004, Edgewater completed the acquisition of Ranzal and Assoc, a
Business Intelligence firm with offices up and down the East coast. Ranzal provides Hyperion services to a target audience of CFOs. This acquisition passed muster on a number of fronts. It was accretive, it added to our premium services direction, and gave us a fast path to CFOs with an eye to cross selling.

Bullet Two
Our go forward guidelines are listed here on the screen. We like to look at consulting firms that are in the $10 million to $20 million revenue range. That size is easier to digest, especially if the owner has not heavily invested in infrastructure and will enjoy scaling benefits when they join us. We also focus heavily on the culture fit. Historically, we have been a cash buyer with an earn-out structure. In the future, we are looking to use a stock component in the deal to engage the seller with more skin in the game.

Slide 9 - Corporate Profile

Here are some of our stats through the first nine months of 2005. We have not yet announced Q4 2005 results, but will be doing so on February 15th, 2006. Our headquarters is in Massachusetts, we have solution centers in Arkansas, Florida,
New Hampshire, New York, and Virginia.

Services revenue for the first 9 months of 2005 was $28.2 million. This represents growth of 64% through the first nine months, of which Ranzal provided the majority of that growth. Our gross margins on services revenue are in the
47% range. Our utilization is tracking at 81%, which is strong when considering that we increased our billable consultant headcount by 36%. To date, we have reported $0.10 in EPS from continuing operations. We secured 53 new customers during the first 9 months of 2005. While talking about customers, the Synapse contract automatically extended for an additional 6 months while we finalize the statement of work.

Slide 10 - Growth Goals

Bullets One and Two
As far as growth, we would like to continue our double digit revenue growth and continued profitability. We would like to see continued improvement in our margins as our business continues to grow.

Bullet Three
We have aspirations of becoming a company with a run rate of $100m in revenue.
This is not guidance but a statement that we need to drive this company to a relevant size and scale that the public company climate expects. We plan to continue our disciplined approach to growth. This means that we will not go out and buy revenue for revenue sake nor to achieve a revenue target in a particular timeframe. Rather, we will look for acquisition candidates that meet or exceed our guidelines and we will continue to stress the importance of solid organic growth. We view this aspiration as a marathon and not a sprint.

Slide 11 - Edgewater Strengths

In summary, Edgewater enjoys strong operational metrics. Our gross margins are among the highest in the publicly traded IT firms. We have a high repeat business factor. Our average bill rate is $135/per hour. Our turnover rate is approximately 13%.

Our management is aligned with shareholders. We have a strong balance sheet. Of note is our sizable deferred tax asset, which will give us tax-free earnings at the Federal level for the foreseeable future.

In addition, we have the infrastructure to support additional growth. And lastly, we are well-positioned to execute on our strategy to be the leading technology management consulting firm focused on the middle market.

Slide 12 - Next Financial Results Call

Let's now open it up for Q&A

Slide 13 - Closing Q&A Slide